UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2017

FIRST NBC BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2017, the Boards of Directors of First NBC Bank Holding Company (the “Company”) and First NBC Bank (the “Bank”) took action to appoint Carl J. Chaney as Chief Executive Officer of the Company and Bank. Mr. Chaney would succeed Hermann Moyse, III, who had been appointed to serve as Chief Executive Officer with the Company and Bank on an interim basis.

Mr. Chaney, age 55, has more than 30 years of experience in the banking and financial services sector, most recently serving as Vice Chairman and Director of JTS Capital Group, LLC, an alternative credit acquisition and management company, a position he had held since August 2015. Before joining JTS Capital, Mr. Chaney served for 17 years at Hancock Holding Company and its banking subsidiaries (Hancock Bank and Whitney Bank), as President and Chief Executive Officer from 2006 to 2014 and as Chief Financial Officer and Executive Vice President from 1998 to 2006. Prior to joining the bank, he was a bank merger and acquisition and regulatory attorney representing over 100 banks throughout 13 states in the Southeast and Southwest.

Mr. Chaney has served as a director of Mississippi Power Company, Gulfport, Mississippi, since 2009, and is currently the Chairman of its Compensation Committee and a member of its Controls and Compliance Committee. He has previously served on the Board of Directors of the Federal Reserve Bank of Atlanta, New Orleans branch and was a member of the Financial Services Roundtable in Washington, D.C. He is a past Chairman of the Mississippi Bankers Association and has served on numerous committees of the Mississippi, Louisiana and Florida Bankers Associations. Over his professional career, Mr. Chaney has been actively engaged in leadership roles in numerous other business, civic and educational organizations in Mississippi and Louisiana. He has also been a frequent contributor to executive banking educational development as an instructor at the Graduate School of Banking at LSU, the Mississippi School of Banking and the Alabama Banking School. Mr. Chaney is an honor graduate of the University of Mississippi, B.B.A., 1983, and the University of Mississippi School of Law, J.D., 1986.

In connection with Mr. Chaney’s appointment as Chief Executive Officer, the Company and Bank have agreed to provide Mr. Chaney with an annual base salary of $750,000 over a term of three years, subject to annual renewals thereafter. Mr. Chaney will be entitled to a target bonus equal to 100% of his base salary, subject to the satisfaction of pre-established performance criteria, with an incentive bonus of $375,000 guaranteed for the first twelve months. Mr. Chaney will also be entitled to receive a signing bonus of $500,000 payable upon the commencement of his employment relationship, which amount would be subject to repayment on a ratable basis over the 24 months following the commencement of his employment if his employment is terminated by the Company or Bank for cause or upon the voluntary resignation of Mr. Chaney. In addition, the Company will grant to Mr. Chaney 750,000 shares of restricted common stock of the Company that will be subject to vesting in accordance with the following schedule: (i) 75% of the shares of restricted stock will be subject to vesting in equal amounts over a three year period, beginning on the first anniversary of the commencement date, and (ii) the remaining 25% of the shares of restricted stock will be subject to vesting at the end of the three year term, provided that certain defined and mutually agreed performance measures are attained. The Company will also issue to Mr. Chaney 250,000 non-qualified stock options having an exercise price equal to the fair market value on the date of issuance, having a term of ten years from issuance and vesting ratably over a period of three years, beginning on the first anniversary of the date of issuance. In the event of a change in control, Mr. Chaney will be entitled to a cash payment in the amount of 2.99 times his then-current base salary and the incentive bonus paid to him during the immediately preceding year. In the event that Mr. Chaney is terminated by the Company or Bank other than for cause or if Mr. Chaney resigns for good reason, he will be entitled to receive as severance the base salary that he would have been due had he remained employed for the remainder of the then-current term of his employment.

The appointments and compensation arrangements described above are subject to prior regulatory approval and will become effective upon the receipt of such approvals. Pending regulatory approval, Mr. Chaney will serve as a consultant to the Company and Bank with consulting fees commensurate with his proposed base salary.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2017, the Company issued a press release announcing the appointment of Carl J. Chaney as Chief Executive Officer of the Company and Bank. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of the Company with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the Company - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to the factors included in filings made by the Company with the Securities and Exchange Commission, including those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the receipt of all required regulatory approvals. Forward-looking statements speak only as of the date they are made. Copies of the Company’s reports filed with the Securities and Exchange Commission are available in the Investor Relations section of the Company’s website, www.firstnbcbank.com. The Company undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 6, 2017, announcing appointment of new Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 6, 2017

FIRST NBC BANK HOLDING COMPANY

By:	/s/ Shivan Govindan
Shivan Govindan
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release, dated February 6, 2017, announcing appointment of new Chief Executive Officer